Exhibit 20(k)

                          SEARS CREDIT ACCOUNT MASTER TRUST II
                                     SERIES 2000-2
                                 2001 ANNUAL STATEMENT

     Pursuant to the terms of the letter issued by the Securities and Exchange
     Commission dated June 30, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the twelve Distribution Dates which occurred in 2001 is set forth below.

     1)  The total amount of the distribution to Investor
         Certificateholders during 2001, per $1,000 interest.
         Class A                                                       $67.50
         Class B                                                       $70.00
         Class C                                                        $0.00

     2)  The amount of the distribution set forth in paragraph
         1 above in respect of interest on the Investor
         Certificates, per $1,000 interest.
         Class A                                                       $67.50
         Class B                                                       $70.00
         Class C                                                        $0.00

     3)  The amount of the distribution set forth in paragraph
         1 above in respect of principal on the Investor
         Certificates, per $1,000 interest.
         Class A                                                        $0.00
         Class B                                                        $0.00
         Class C                                                        $0.00

     4)  The aggregate amount of Collections of
         Principal Receivables processed during
         the related Due Periods.                           $7,407,831,016.44

     5)  The aggregate amount of Collections of
         Finance Charge Receivables processed
         during the related Due Periods.                    $2,411,792,339.68

     6)  The aggregate amount of Collections of
         Principal Receivables processed during the
         related Due Periods which were allocated
         in respect of the Investor Certificates.           $6,014,928,728.72

     7)  The aggregate amount of Collections of
         Finance Charge Receivables processed during
         the related Due Periods which were allocated
         in respect of the Investor Certificates.           $1,958,078,846.77

     8)  The aggregate amount of Additional Allocable
         Amounts processed during the related Due

         Periods which were allocated in respect of
         the Investor Certificates.                           $198,253,012.39

     9)  The aggregate amount of Collections of
         Principal Receivables processed during the
         related Due Periods which were allocated
         in respect of the Seller Certificates.             $1,392,902,287.72

     10) The aggregate amount of Collections of
         Finance Charge Receivables processed during
         the related Due Periods which were allocated
         in respect of the Seller Certificates.               $453,713,492.91

     11) The aggregate amount of Additional Allocable
         Amounts processed during the related Due
         Periods which were allocated in respect of
         the Seller Certificates.                                       $0.00

     12) The excess of the Investor Charge-Off Amount
         over the sum of (i) payments in respect of the
         Available Subordinated Amount and (ii) Excess
         Servicing, if any (an "Investor Loss"), per
         $1,000 interest.                                               $0.00

     13) The aggregate amount of Investor Losses in the
         Trust as of the end of the day on December 17,
         2001, per $1,000 interest.                                     $0.00

     14) The total reimbursed to the Trust from the sum
         of the Available subordinated Amount and Excess
         Servicing, if any, in respect of Investor Losses,
         per $1,000 interest.                                           $0.00

     15) The amount of the Investor Monthly Servicing Fee
         payable by the Trust to the Servicer.                $193,315,181.16

     16) The Class A and Class B Controlled Amortization
         Amount Shortfall, as of the end of the reportable
         year.                                                          $0.00